Exhibit 99.01

Green Dot Reports Third Quarter 2019 Results

•	Renews Walmart MoneyCard Program Agreement Through January 2027

•	Establishes a FinTech JV With Walmart to Develop New Products, Services and Technologies

•	Announces Expanded BaaS Platform Partnerships with Uber and Intuit

•	Reports Significant Progress With its New Unlimited Cash Back Bank Account Product

•	Reaffirms 2019 Full Year Guidance
Pasadena, CA - November 7, 2019 - Green Dot Corporation (NYSE: GDOT) today reported financial results for the quarter ended September 30, 2019.
For the third quarter of 2019, Green Dot reported total operating revenues of $240.4 million and a GAAP net loss and GAAP diluted loss per common share of $0.5 million and $0.01, respectively. Green Dot also reported non-GAAP total operating revenues1 of $229.2 million, and adjusted EBITDA1 and non-GAAP diluted earnings per common share1 of $25.1 million and $0.20, respectively.
Said Green Dot Founder and CEO, Steve Streit, “We are delighted with the performance of the Unlimited product, which is already is having a positive impact on Green Dot’s entire Consumer business in just the first 13 weeks since its launch. We were also thrilled to have announced so many exciting large enterprise-size platform services partnerships with Uber, Intuit and, a unique and innovative fintech JV with Walmart, as Green Dot’s Platform continues to expand to provide incremental growth.”
GAAP financial results for the third quarter of 2019 compared to the third quarter of 2018:

•
Total operating revenues on a generally accepted accounting principles (GAAP) basis were $240.4 million for the third quarter of 2019, up from $236.3 million for the third quarter of 2018, representing a year-over-year increase of 2%.

•	GAAP net loss was $0.5 million for the third quarter of 2019, from net income of $4.6 million for the third quarter of 2018, representing a year-over-year decrease of 112%.

•	GAAP diluted loss per common share was $0.01 for the third quarter of 2019, from diluted earnings per share of $0.08 for the third quarter of 2018, representing a year-over-year decrease of 113%.
Non-GAAP financial results for the third quarter of 2019 compared to the third quarter of 2018:1

•	Non-GAAP total operating revenues[1] were $229.2 million for the third quarter of 2019, up from $227.1 million for the third quarter of 2018, representing a year-over-year increase of 1%.

•
Adjusted EBITDA[1] was $25.1 million, or 11.0% of non-GAAP total operating revenues[1] for the third quarter of 2019, down from $50.9 million, or 22.4% of non-GAAP total operating revenues[1] for the third quarter of 2018, representing a year-over-year decrease of 51%.

•	Non-GAAP net income[1] was $10.2 million for the third quarter of 2019, down from $32.2 million for the third quarter of 2018, representing a year-over-year decrease of 68%.

•	Non-GAAP diluted earnings per share[1] was $0.20 for the third quarter of 2019, down from $0.59 for the third quarter of 2018, representing a year-over-year decrease of 66%.

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Key Metrics
The following table shows the Company's quarterly key business metrics for each of the last seven calendar quarters. Please refer to the Company’s latest Annual Report on Form 10-K for a description of the key business metrics.

	2019			2018
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Gross dollar volume	$9,827	$10,019	$12,977	$9,809	$9,088	$9,413	$11,719
Gross dollar volume from direct deposit sources	$6,843	$7,208	$10,217	$6,940	$6,571	$6,914	$9,330
Number of active accounts at quarter end	5.18	5.66	6.05	5.34	5.43	5.86	6.01
Number of direct deposit active accounts at quarter end	2.14	2.31	2.87	2.04	2.05	2.26	2.64
Purchase volume	$6,047	$6,470	$8,200	$6,276	$5,918	$6,325	$7,470
Number of cash transfers	11.73	11.25	10.98	10.91	10.68	10.56	10.10
Number of tax refunds processed	0.11	2.52	9.39	0.07	0.10	2.79	8.75
Said Mark Shifke, Green Dot’s Chief Financial Officer, “We met or exceeded our expectations for the quarter. Notwithstanding challenges from the year over year decline in active accounts in our Consumer Business, we are able to reaffirm our full year guidance.”
2019 Financial Guidance
New Revenue Presentation
As mentioned previously during Green Dot's quarterly earnings calls, Green Dot has adjusted its presentation of revenue beginning with its report on the results of operations for the first quarter of 2019 to better reflect its successful evolution into a diverse technology-focused bank holding company that generates its revenue through a unique “Products and Platform” operating model.
Beginning with the first quarter in 2019, Green Dot has presented net interest income generated at Green Dot Bank from the investment of customer deposits as a component of GAAP total operating revenues, whereas previously that item was reported below operating income and consolidated along with net interest income generated outside the bank. Net interest income at Green Dot Bank has become an increasingly important revenue component as Green Dot Bank's ability to invest its growing customer balances and generate interest income is one of several unique advantages of Green Dot being not just a leading consumer technology company, but also a federally regulated bank. Net interest income generated outside of Green Dot Bank will continue to be reported below the line as it is currently. Prior year results have been reclassified to conform to current year presentation.
Also since the first quarter of 2019, Green Dot has presented a new non-GAAP revenue figure that reduces our GAAP total operating revenue by commissions and certain processing-related costs associated with certain “Banking as a Service,” or “BaaS," partner programs, where the partner and not Green Dot controls customer acquisition. Green Dot believes that a net revenue presentation better reflects the relevant amount of revenue Green Dot generates in respect of these types of BaaS platform programs.
Accordingly, Green Dot's outlook for non-GAAP revenues and adjusted EBITDA reflect this new presentation.

2
For additional information, see reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Outlook
Green Dot reaffirmed its most recent outlook for 2019. Green Dot’s outlook is based on a number of assumptions that management believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
Total Non-GAAP Operating Revenues2

•	Green Dot expects its full year non-GAAP total operating revenues[2] to finish at the low end of its previous guidance range of $1.060 billion to $1.080 billion.
Adjusted EBITDA2

•	Green Dot expects its full year adjusted EBITDA[2] to finish at the low end of its previous guidance range of $240 million to $244 million.
Non-GAAP EPS2

•	Green Dot expects its full year non-GAAP EPS[2] to finish around $2.73, in line with its previous guidance range of $2.71 to $2.77.
The components of Green Dot's non-GAAP EPS2 guidance range are as follows:

	Range
	Low	High
	(In millions, except per share data)
Adjusted EBITDA	$240.0	$244.0
Depreciation and amortization*	(50.0)	(50.0)
Net interest expense **	(0.5)	(0.5)
Non-GAAP pre-tax income	$189.5	$193.5
Tax impact***	(43.6)	(44.5)
Non-GAAP net income	$145.9	$149.0
Diluted weighted-average shares issued and outstanding	53.8	53.8
Non-GAAP diluted earnings per share	$2.71	$2.77

*	Excludes the impact of amortization of acquired intangible assets
**	Excludes the impact of amortization of deferred financing costs
***	Assumes a non-GAAP effective tax rate of 23.0% for full year.

2
For additional information, see reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
The Company will host a conference call to discuss third quarter 2019 financial results today at 5:00 p.m. ET. Hosting the call will be Steve Streit, Chief Executive Officer, and Mark Shifke, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (877) 705-6003, or for international callers (201) 493-6725. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (844) 512-2921, or for international callers (412) 317-6671; and entering the conference ID 13695741. The replay of the webcast will be available until Thursday, November 14, 2019. The call will be webcast live from the Company's investor relations website at http://ir.greendot.com/.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's future performance and returns on investment contained under "Updated Outlook" and in the quotes of its executive officers and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the timing and impact of revenue growth activities, the Company's dependence on revenues derived from Walmart, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of November 7, 2019, and the Company assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses measures of operating results that are adjusted to exclude, among other things, non-operating net interest income and expense; income tax benefit and expense; depreciation and amortization, including amortization of acquired intangibles; certain other acquisition related adjustments; employee stock-based compensation and related employer payroll taxes; change in the fair value of contingent consideration; impairment charges; extraordinary severance and related restructuring expenses; realized gains or losses on the sale of investment securities; commissions and certain processing-related costs associated with BaaS products and services where the Company does not control customer acquisition, other charges and income; and income tax effects. This earnings release includes non-GAAP total operating revenues, adjusted EBITDA, non-GAAP net income, and non-GAAP diluted earnings per share. It also includes full-year 2019 guidance for non-GAAP total operating revenues, adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation, [NYSE:GDOT], is a financial technology leader and bank holding company with a mission to power the banking industry’s branchless future. Enabled by proprietary technology and Green Dot’s wholly-owned commercial bank charter, Green Dot’s “Banking as a Service” platform is used by a growing list of America’s most prominent consumer and technology companies to design and deploy their own bespoke banking solutions to their customers and partners, while Green Dot uses that same integrated technology and banking platform to design and deploy its own leading collection of banking and financial services products directly to consumers through one of the largest retail banking distribution platforms in America. Green Dot products are marketed under brand names such as Green Dot, GoBank, MoneyPak, AccountNow, RushCard and RapidPay, and can be acquired through more than 100,000 retailers nationwide, thousands of corporate paycard partners, several “direct-2-consumer” branded websites, thousands of tax return preparation offices and accounting firms, thousands of neighborhood check cashing locations and both of the leading app stores. Green Dot Corporation is headquartered in Pasadena, California, with additional facilities throughout the United States and in Shanghai, China.

Contacts
Investor Relations
IR@greendot.com

Media Relations
Brian Ruby, 203-682-8286
Brian.Ruby@icrinc.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30, 2019	December 31, 2018
	(unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$861,275	$1,094,728
Restricted cash	3,103	490
Investment securities available-for-sale, at fair value	15,027	19,960
Settlement assets	193,032	153,992
Accounts receivable, net	34,939	40,942
Prepaid expenses and other assets	46,624	57,070
Income tax receivable	—	8,772
Total current assets	1,154,000	1,375,954
Investment securities available-for-sale, at fair value	230,192	181,223
Loans to bank customers, net of allowance for loan losses of $1,558 and $1,144 as of September 30, 2019 and December 31, 2018, respectively	20,906	21,363
Prepaid expenses and other assets	8,201	8,125
Property and equipment, net	139,246	120,269
Operating lease right-of-use assets	28,877	—
Deferred expenses	6,763	21,201
Net deferred tax assets	10,867	7,867
Goodwill and intangible assets	528,861	551,116
Total assets	$2,127,913	$2,287,118
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$47,334	$38,631
Deposits	888,870	1,005,485
Obligations to customers	65,959	58,370
Settlement obligations	11,928	5,788
Amounts due to card issuing banks for overdrawn accounts	556	1,681
Other accrued liabilities	91,329	134,000
Operating lease liabilities	7,811	—
Deferred revenue	15,583	34,607
Note payable	—	58,705
Income tax payable	17,519	67
Total current liabilities	1,146,889	1,337,334
Other accrued liabilities	13,843	30,927
Operating lease liabilities	27,201	—
Net deferred tax liabilities	12,796	9,045
Total liabilities	1,200,729	1,377,306

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of September 30, 2019 and December 31, 2018; 51,479 and 52,917 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	52	53
Additional paid-in capital	297,593	380,753
Retained earnings	627,347	529,143
Accumulated other comprehensive income (loss)	2,192	(137)
Total stockholders’ equity	927,184	909,812
Total liabilities and stockholders’ equity	$2,127,913	$2,287,118

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$102,231	$113,474	$353,421	$364,317
Processing and settlement service revenues	54,620	43,043	229,272	203,901
Interchange revenues	77,080	74,060	250,955	235,706
Interest income, net	6,517	5,756	25,640	16,543
Total operating revenues	240,448	236,333	859,288	820,467
Operating expenses:
Sales and marketing expenses	98,352	72,745	284,485	247,191
Compensation and benefits expenses	46,678	57,070	156,451	166,055
Processing expenses	49,010	43,654	149,864	138,442
Other general and administrative expenses	48,595	62,193	145,327	153,760
Total operating expenses	242,635	235,662	736,127	705,448
Operating (loss) income	(2,187)	671	123,161	115,019
Interest expense, net	112	991	1,748	3,531
(Loss) income before income taxes	(2,299)	(320)	121,413	111,488
Income tax (benefit) expense	(1,768)	(4,893)	23,209	7,057
Net (loss) income	$(531)	$4,573	$98,204	$104,431

Basic (loss) earnings per common share:	$(0.01)	$0.09	$1.87	$2.01
Diluted (loss) earnings per common share:	$(0.01)	$0.08	$1.84	$1.92
Basic weighted-average common shares issued and outstanding:	51,595	52,580	52,405	52,046
Diluted weighted-average common shares issued and outstanding:	52,295	54,615	53,474	54,437

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2019	2018
	(In thousands)
Operating activities
Net income	$98,204	$104,431
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and internal-use software	35,929	28,154
Amortization of intangible assets	24,523	24,586
Provision for uncollectible overdrawn accounts	64,686	63,358
Employee stock-based compensation	30,136	37,373
Amortization of (discount) premium on available-for-sale investment securities	(209)	914
Change in fair value of contingent consideration	(1,866)	13,500
Amortization of deferred financing costs	1,253	1,195
Impairment of capitalized software	121	352
Changes in operating assets and liabilities:
Accounts receivable, net	(58,683)	(55,486)
Prepaid expenses and other assets	9,679	1,458
Deferred expenses	14,438	13,783
Accounts payable and other accrued liabilities	(20,132)	(13,315)
Deferred revenue	(19,385)	(11,587)
Income tax receivable/payable	25,961	2,452
Other, net	6	3,174
Net cash provided by operating activities	204,661	214,342

Investing activities
Purchases of available-for-sale investment securities	(117,959)	(128,991)
Proceeds from maturities of available-for-sale securities	72,569	45,774
Proceeds from sales of available-for-sale securities	4,905	11,125
Payments for acquisition of property and equipment	(58,185)	(43,397)
Net increase in loans	(1,457)	(5,617)
Net cash used in investing activities	(100,127)	(121,106)

Financing activities
Repayments of borrowings from notes payable	(60,000)	(16,875)
Proceeds from exercise of options	4,862	19,123
Taxes paid related to net share settlement of equity awards	(18,159)	(33,180)
Net decrease in deposits	(133,132)	(5,506)
Net decrease in obligations to customers	(25,311)	(24,861)
Contingent consideration payments	(3,634)	(3,856)
Repurchase of Class A common stock	(100,000)	—
Net cash used in financing activities	(335,374)	(65,155)

Net (decrease) increase in unrestricted cash, cash equivalents and restricted cash	(230,840)	28,081
Unrestricted cash, cash equivalents and restricted cash, beginning of period	1,095,218	1,010,095
Unrestricted cash, cash equivalents and restricted cash, end of period	$864,378	$1,038,176

Cash paid for interest	$2,049	$3,335
Cash (refund from)/paid for income taxes	$(3,612)	$4,313

Reconciliation of unrestricted cash, cash equivalents and restricted cash at end of period:
Unrestricted cash and cash equivalents	$861,275	$1,037,617
Restricted cash	3,103	559
Total unrestricted cash, cash equivalents and restricted cash, end of period	$864,378	$1,038,176

GREEN DOT CORPORATION
REPORTABLE SEGMENTS
(UNAUDITED)

	Three Months Ended September 30, 2019
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$191,273	$56,025	$(6,850)	$240,448
Operating expenses	173,014	49,151	20,470	242,635
Operating income (loss)	$18,259	$6,874	$(27,320)	$(2,187)

	Three Months Ended September 30, 2018
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$199,476	$44,193	$(7,336)	$236,333
Operating expenses	150,189	42,610	42,863	235,662
Operating income	$49,287	$1,583	$(50,199)	$671

	Nine Months Ended September 30, 2019
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$646,938	$236,714	$(24,364)	$859,288
Operating expenses	515,375	149,533	71,219	736,127
Operating income	$131,563	$87,181	$(95,583)	$123,161

	Nine Months Ended September 30, 2018
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$636,786	$208,133	$(24,452)	$820,467
Operating expenses	485,924	135,633	83,891	705,448
Operating income	$150,862	$72,500	$(108,343)	$115,019

The Company's operations are comprised of two reportable segments: 1) Account Services and 2) Processing and Settlement Services. The Account Services segment consists of revenues and expenses derived from the Company's deposit account programs, such as prepaid cards, debit cards, consumer and small business checking accounts, secured credit cards, payroll debit cards and gift cards. These deposit account programs are marketed under several of the Company's leading consumer brand names and under the brand names of the Company's Banking as a Service, or "BaaS," partners. The Processing and Settlement Services segment consists of revenues and expenses derived from the Company's products and services that specialize in facilitating the movement of cash on behalf of consumers and businesses, such as consumer cash processing services, wage disbursements and tax refund processing services. The Corporate and Other segment primarily consists of eliminations of intersegment revenues and expenses, unallocated corporate expenses, depreciation and amortization, and other costs that are not considered when management evaluates segment performance.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In thousands)
Total operating revenues	$240,448	$236,333	$859,288	$820,467
Net revenue adjustments (8)	(11,214)	(9,236)	(39,362)	(33,315)
Non-GAAP total operating revenues	$229,234	$227,097	$819,926	$787,152
Reconciliation of Reportable Segment Revenues to Non-GAAP Reportable Segment Revenues (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In thousands)
Account Services
Operating revenues	$191,273	$199,476	$646,938	$636,786
Net revenue adjustments (8)	(7,011)	(5,156)	(28,153)	(21,598)
Non-GAAP operating revenues	$184,262	$194,320	$618,785	$615,188

Processing and Settlement Services
Operating revenues	$56,025	$44,193	$236,714	$208,133
Net revenue adjustments (8)	(4,203)	(4,080)	(11,209)	(11,717)
Non-GAAP operating revenues	$51,822	$40,113	$225,505	$196,416
Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In thousands, except per share data)
Net (loss) income	$(531)	$4,573	$98,204	$104,431
Employee stock-based compensation and related employer payroll taxes (3)	6,956	16,913	31,369	39,359
Amortization of acquired intangible assets (4)	8,174	8,175	24,523	24,586
Change in fair value of contingent consideration (4)	(1,866)	13,500	(1,866)	13,500
Transaction costs (4)	—	(16)	—	(16)
Amortization of deferred financing costs (5)	129	398	1,253	1,195
Impairment charges (5)	17	177	121	352
Extraordinary severance and other restructuring expenses (6)	879	769	5,269	1,665
Legal settlement expenses (5)	236	—	236	—
Other (income) expense (5)	(8)	744	(42)	744
Income tax effect (7)	(3,744)	(13,043)	(17,931)	(37,670)
Non-GAAP net income	$10,242	$32,190	$141,136	$148,146
Diluted (loss) earnings per common share
GAAP	$(0.01)	$0.08	$1.84	$1.92
Non-GAAP	$0.20	$0.59	$2.64	$2.72

Diluted weighted-average common shares issued and outstanding	52,295	54,615	53,474	54,437

GREEN DOT CORPORATION
Supplemental Detail on Diluted Weighted-Average Common Shares Issued and Outstanding
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In thousands)
Class A common stock outstanding as of September 30:	51,479	52,664	51,479	52,664
Weighting adjustment	116	(84)	926	(618)
Dilutive potential shares:
Stock options	83	214	130	372
Service based restricted stock units	199	1,032	463	1,223
Performance-based restricted stock units	373	780	413	791
Employee stock purchase plan	45	9	63	5
Diluted weighted-average common shares issued and outstanding	52,295	54,615	53,474	54,437

Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In thousands)
Net (loss) income	$(531)	$4,573	$98,204	$104,431
Interest expense, net (2)	112	991	1,748	3,531
Income tax (benefit) expense	(1,768)	(4,893)	23,209	7,057
Depreciation and amortization of property, equipment and internal-use software (2)	12,926	9,938	35,929	28,154
Employee stock-based compensation and related employer payroll taxes (2)(3)	6,956	16,913	31,369	39,359
Amortization of acquired intangible assets (2)(4)	8,174	8,175	24,523	24,586
Change in fair value of contingent consideration (2)(4)	(1,866)	13,500	(1,866)	13,500
Transaction costs (2)(4)	—	(16)	—	(16)
Impairment charges (2)(5)	17	177	121	352
Extraordinary severance and other restructuring expenses (2)(6)	879	769	5,269	1,665
Legal settlement expenses (2)(5)	236	—	236	—
Other expenses (2)(5)	—	744	—	744
Adjusted EBITDA	$25,135	$50,871	$218,742	$223,363

Non-GAAP total operating revenues	$229,234	$227,097	$819,926	$787,152
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	11.0%	22.4%	26.7%	28.4%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Non-GAAP Total Operating Revenues (1)
(Unaudited)

	FY 2019
	Range
	Low	High
	(In millions)
Total operating revenues	$1,111	$1,131
Net revenue adjustments (8)	(51)	(51)
Non-GAAP total operating revenues	$1,060	$1,080

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Adjusted EBITDA (1)
(Unaudited)

	FY 2019
	Range
	Low	High
	(In millions)
Net income	$89.5	$92.8
Adjustments (9)	150.5	151.2
Adjusted EBITDA	$240.0	$244.0

Non-GAAP total operating revenues	$1,080	$1,060
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	22.2%	23.0%

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Non-GAAP Net Income (1)
(Unaudited)

	FY 2019
	Range
	Low	High
	(In millions, except per share data)
Net income	$89.5	$92.8
Adjustments (9)	56.4	56.2
Non-GAAP net income	$145.9	$149.0
Diluted earnings per share
GAAP	$1.66	$1.72
Non-GAAP	$2.71	$2.77

Diluted weighted-average shares issued and outstanding	53.8	53.8

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as the Company does. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses and related employer payroll taxes of approximately $7.0 million and $16.9 million for the three months ended September 30, 2019 and 2018, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense and related employer payroll taxes, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as non-operating net interest income and expense, income tax benefit and expense, depreciation and amortization, employee stock-based compensation and related employer payroll taxes, changes in the fair value of contingent consideration, impairment charges, severance costs related to extraordinary personnel reductions, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies;

▪	to establish metrics for variable compensation; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
The Company does not include any income tax impact of the associated non-GAAP adjustment to adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(3)
This expense consists primarily of expenses for restricted stock units (including performance-based restricted stock units) and related employer payroll taxes. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. The Company also believes that it is not useful to investors to understand the impact of employee stock-based compensation to its results of operations. Further, the related employer payroll taxes are dependent upon volatility in the Company's stock price, as well as the timing and size of option exercises and vesting of restricted stock units, over which the Company has limited to no control. This expense is included as a component of compensation and benefits expenses on the Company's consolidated statements of operations.

(4)
The Company excludes certain income and expenses that are the result of acquisitions. These acquisition-related adjustments include items such as the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in the Company recording expenses or fair value adjustments in its GAAP financial statements. The Company analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition-related adjustment is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items are included as a component of other general and administrative expenses on the Company's consolidated statements of operations, as applicable for the periods presented.

(5)
The Company excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in the Company's GAAP financial statements, the Company excludes them in its non-GAAP financial measures because the Company believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include items such as amortization attributable to deferred financing costs, impairment charges related to internal-use software, realized gains or losses on the sale of investment securities, legal settlement expenses and other income and expenses, as applicable for the periods presented. In determining whether any such adjustment is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. Each of these adjustments, except for amortization of deferred financing costs and realized gains and losses on the sale of investment securities, which are included as a component of interest income/expense, are included within other general and administrative expenses on the Company's consolidated statements of operations.

(6)
During the three and nine months ended September 30, 2019, the Company recorded charges of $0.9 million and $5.3 million, respectively, for severance costs related to extraordinary personnel reductions. Although severance expenses are an ordinary part of its operations, the magnitude and scale of this ongoing reduction in workforce for redundancies is not expected to be repeated. This expense is included as a component of compensation and benefits expenses on the Company's consolidated statements of operations.

(7)
Represents the tax effect for the related non-GAAP measure adjustments using the Company's year to date non-GAAP effective tax rate. It also excludes both the impact of excess tax benefits related to stock-based compensation and the GAAP IRC §162(m) limitation that applies to performance-based restricted stock units expense as of September 30, 2019.

(8)	Represents commissions and certain processing-related costs associated with Banking as a Service ("BaaS") products and services where Green Dot does not control customer acquisition.

(9)
These amounts represent estimated adjustments for non-operating net interest income, income taxes, depreciation and amortization, employee stock-based compensation and related employer taxes, contingent consideration, impairment charges, severance costs related to extraordinary personnel reductions, and other income and expenses. Employee stock-based compensation expense includes assumptions about the future fair value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).